As filed with the Securities and Exchange Commission on February 8, 2021.

Registration No. 333-252440

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 1 to

FORM S-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ION ACQUISITION CORP 2 LTD.

(Exact name of registrant as specified in its charter)

Cayman Islands	6770	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

89 Medinat Hayehudim Street

Herzliya 4676672, Israel

+ 972 (9) 970-3620

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Donald J. Puglisi

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 (302) 738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Joel L. Rubinstein Colin Diamond White & Case LLP 1221 Avenue of the Americas New York, New York 10020 +1 (212) 819-8200	Michael Johns Maples and Calder P.O. Box 309, Ugland House Grand Cayman Cayman Islands, KY1-1104 +1 (345) 949-8066	Alan Annex Jason Simon Greenberg Traurig, P.A. 333 S.E. 2nd Avenue Miami, FL 33131 +1 (305) 579-0576

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Amount Being Registered	Proposed Maximum Offering Price per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
Units, each consisting of one share of Class A common stock, $0.0001 par value, and one-eighth of one redeemable warrant(2)	25,300,000 Units	$10.00	$253,000,000	$27,602.30
Shares of Class A common stock included as part of the units(3)	25,300,000 Shares	—	—	—	(4)
Redeemable warrants included as part of the units(3)	3,162,500 Warrants	—	—	—	(4)
Total			$253,000,000	$27,602.30	(5)

(1)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(a) under the Securities Act of 1933, as amended (the “Securities Act”).

(2)	Includes 3,300,000 units, consisting of 3,300,000 shares of Class A common stock and 412,500 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

(3)	Pursuant to Rule 416 under the Securities Act, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.

(4)	No fee pursuant to Rule 457(g) under the Securities Act.

(5)	Previously paid.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

ION Acquisition Corp 2 Ltd. is filing this Amendment No. 1 (this “Amendment”) to its Registration Statement on Form S-1 (File No. 333-252440) (the “Registration Statement”) as an exhibits-only filing. Accordingly, this Amendment consists only of the facing page, this explanatory note, Item 16 of Part II of the Registration Statement, the signature page to the Registration Statement and the filed exhibit. The remainder of the Registration Statement is unchanged and has been omitted.

PART II

Information not Required in Prospectus

Item 16. Exhibits and Financial Statement Schedules.

Exhibit Index

Exhibit No.	Description
5.1	Opinion of White & Case LLP, counsel to the Registrant.
5.2	Opinion of Maples and Calder, Cayman Islands counsel to the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Herzliya, Israel on this 8th day of February, 2021.

ION ACQUISITION CORP 2 LTD.

By:	/s/ Gilad Shany
Gilad Shany
Chief Executive Officer and Director

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Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

Name	Position	Date
*	Chairman of the Board of Directors	February 8, 2021
Jonathan Kolber

*	Chief Executive Officer and Director	February 8, 2021
Gilad Shany	(Principal Executive Officer)

/s/ Anthony Reich	Chief Financial Officer	February 8, 2021
Anthony Reich	(Principal Financial and Accounting Officer)

*	President and Chief Operating Officer	February 8, 2021
Avrom Gilbert

*By:	/s/ Anthony Reich
Anthony Reich
Attorney-in-fact

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act of 1933, the undersigned has signed this registration statement, solely in its capacity as the duly authorized representative of ION Acquisition Corp 2 Ltd., in Newark, Delaware on this 8th day of February, 2021.

PUGLISI & ASSOCIATES

By:	/s/ Donald J. Puglisi
Donald J. Puglisi
Managing Director

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